UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2009

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

On August 20, 2009, a change in control of Noven Pharmaceuticals, Inc. (the "Company") occurred in favor of Hisamitsu Pharmaceutical Co., Inc. ("Hisamitsu"). The approximate amount of consideration used by Hisamitsu to purchase shares of the Company’s common stock effecting the change in control as of such date was $361.93 million, and Hisamitsu reported that the source of funds for this consideration was cash on hand and cash equivalents.

To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

August 24, 2009	By:	/s/ Jeff Mihm

Name: Jeff Mihm
Title: Vice President, General Counsel and Corporate Secretary